UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

As previously disclosed, on February 14, 2018, Avinger, Inc. (the “Company”) entered into Amendment No. 2 to Term Loan Agreement (the “Amendment”) with CRG Partners III L.P. and certain of its affiliated funds, as lenders (the “Lenders”), which amended the Term Loan Agreement, dated as of September 22, 2015, by and among the Company, certain of its subsidiaries from time to time party thereto as guarantors and the Lenders (as amended, the “Term Loan Agreement”).  On February 14, 2018, the Company also entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with the Lenders (in such capacity, the “Purchasers”), pursuant to which they agreed to convert $38.0 million of the outstanding principal amount of their senior secured term loan (plus the back-end fee and prepayment premium applicable thereto) under the Term Loan Agreement into a newly authorized Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”).

As contemplated by the Purchase Agreement, on February 16, 2018, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement provide that commencing with the date that is 90 days after February 16, 2018, the Company will, upon request of the majority holders of the Series A Preferred Stock, effect the registration of all shares of the Series A Preferred Stock. Additionally, the Registration Rights Agreement provides that the holders of Series A Preferred Stock will be entitled to have their stock included on any Company initiated registration statements, subject to limitations including a reduction in the number of shares included in registration statements based on the discretion of any underwriters. The Company will bear the costs of any registration statement effected pursuant to the Registration Rights Agreement, and will provide customary indemnification and reimburse legal fees to participating Purchasers.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The Registration Rights Agreement provides that the Company generally may not take action to facilitate the registration of, or enter into any agreement granting registration rights with respect to, any other selling stockholder securities until the Company has effected the registration of all shares issued pursuant to the Purchase Agreement.

On February 15, 2018, the Company filed certificates of designation creating two series of preferred stock: Series A Preferred Stock and Series B Preferred Stock (as defined below). The Series A Preferred Stock is senior to the Series B Preferred Stock, and both  series are senior to the Common Stock with respect to payments upon a liquidation, dissolution, winding up or other change of control of the Company. The Series A Preferred Stock has an 8% cumulative dividend.  In addition, the Series A Preferred Stock and the Series B Preferred Stock participate with the Common Stock with respect to the payment of any dividends on the Common Stock. Additionally, separate series voting rights of the Series A Preferred Stock and Series B Preferred Stock may prevent actions otherwise approved by the Common Stock.

The preferences, rights and limitations of the Series A Preferred Stock and the Series B Preferred Stock did not affect the rights of the holders of Common Stock until February 16, 2018, when the debt underlying the term loan was converted into Series A Preferred Stock and the Offering (as described below) was consummated, resulting in the issuance of the Series B Preferred Stock.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Series A Preferred Stock

On February 15, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, designating 60,000 shares of Series A Preferred Stock. The Series A Preferred Stock carries an 8% per year cumulative dividend, which is compounded annually. The Series A Preferred Stock’s cumulative dividend is senior to, and must be paid prior to, any dividends upon other classes and series of the Company’s capital stock. In the event of any liquidation, dissolution, winding up or change in control of the Company, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any other class or series of the Company’s capital stock, an amount equal to the greater of (1) $1,000 per share plus accrued and unpaid dividends or (2) an amount per share equal to that payable had the Series A Preferred Stock been converted to Common Stock immediately prior to such payment. Each share of Series A Preferred Stock is initially optionally convertible into 500 shares of Common Stock, subject to customary adjustments for dilutive issuances, stock splits and the like. The Series A Preferred Stock is additionally subject to mandatory conversion or redemption upon the occurrence of specified events. In general, the Series A Preferred Stock is not entitled to vote on any matter presented to the Company’s stockholders. The Series A Preferred Stock is, however, entitled to a separate class vote on (1) the liquidation, dissolution, winding up or other changes in control of the Company, (2) amendments of the Company’s certificate of incorporation, bylaws or other securities in a manner adverse to the Series A Preferred Stock, (3) the issuance of additional Series A Preferred Stock or any shares in a new class or series of capital stock unless it ranks junior to the Series A Preferred Stock, (4) the reclassification, alteration or amendment of any existing security and (5) the repurchase or redemption of, or the payment of any dividend or distribution to, other classes or series of the Company’s capital stock.

The foregoing description of the Series A Preferred Stock does not purport to be complete, and is qualified in its entirety by reference to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, a copy of which is filed herewith as Exhibit 3.1.

Certificate of Designation of Series B Preferred Stock

On February 15, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, designating 18,000 shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). The Series B Preferred Stock does not carry a specified dividend, but participates with the Common Stock with respect to the payment of any dividends. In the event of any liquidation, dissolution, winding up or change in control of the Company, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to the Common Stock, an amount per share equal to the par value of such share plus any declared but unpaid dividends thereon. Each share of Series B Preferred Stock is initially optionally convertible into 500 shares of Common Stock, subject to customary adjustments for dilutive issuances, stock splits and the like. The Series B Preferred Stock is additionally subject to mandatory conversion or redemption upon the occurrence of specified events and is subject to full-ratchet antidilution protection. In general, the Series B Preferred Stock is not entitled to vote on any matter presented to the Company’s stockholders. The Series B Preferred Stock is, however, entitled to a separate class vote on (1) amendments or modifications of the Company’s certificate of incorporation, bylaws or other securities adverse to the Series B Preferred Stock and (2) the authorization of additional shares of Series B Preferred Stock.

The foregoing description of the Series B Preferred Stock does not purport to be complete, and is qualified in its entirety by reference to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, a copy of which is filed herewith as Exhibit 3.2.

Item 8.01.                                        Other Events.

On February 16, 2018, the Company issued a press release announcing the closing of an $18 million public offering of Series B Preferred Stock and warrants to purchase Common Stock underwritten by Ladenburg Thalmann and Co., Inc. (the “Offering”), as well as the conversion of $38 million of the Company’s debt outstanding (plus the back-end fee and prepayment premium applicable thereto) under the Term Loan Agreement into shares of Series A Preferred Stock pursuant to the Purchase Agreement. A copy of this press release is filed herewith as Exhibit 99.1.

As previously disclosed by the Company in a Current Report on Form 8-K filed on January 19, 2018, on January 17, 2018, the Company was notified by The NASDAQ Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for the transfer of its listing to The Nasdaq Capital Market pursuant to an extension through March 31, 2018 to evidence compliance with the requirements for continued listing on The Nasdaq Capital Market, including the $1.00 bid price requirement and the applicable minimum $2.5 million stockholders’ equity requirement.   As a result of the Offering and various other actions taken by the Company to date, the Company believes as of the date of this filing that it satisfies the minimum $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. The Company had also evidenced a closing bid price in excess of the minimum $1.00 per share threshold for 23 consecutive business days as of the close of business on February 22, 2018. As a result of the foregoing, the Company is awaiting formal confirmation from Nasdaq that it has evidenced compliance with all applicable requirements for continued listing on Nasdaq.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on February 15, 2018.
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on February 15, 2018.
10.1	Registration Rights Agreement, dated as of February 16, 2018, made by and among Avinger, Inc. and CRG Partners III L.P. and the other Purchasers listed on the signature pages thereto.
99.1	Press Release of Avinger, Inc. issued on February 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: February 23, 2018	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
President and CEO